Exhibit 5.1 - Opinion re legality of the common stock being registered

                             EATON & VAN WINKLE LLP
                             3 Park Ave, 16th Floor
                            New York, New York 10016

                                                                 August 17, 2006

Newton Lane Marketing, Incorporated
33 Newton Lane
East Hampton, New York 11937

            Re:   Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel to Newtown Lane Marketing, Incorporated, a Delaware corporation (the "Company"), in connection with the filing of an amended Registration Statement on Form SB-2/A (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 2,234,984 shares (the "Shares") of the Company's $.001 par value per share common stock (the "Common Stock"). Of the Shares, 1,600,000 shares are being offered by the Company in a direct offering (the "Company Shares") and 634,984 shares are being offered by selling stockholders of the Company (the "Selling Stockholder Shares").

      In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, in connection with the registration of the foregoing securities, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of such securities and copies of resolutions of the Company's Board of Directors authorizing the issuance of such securities and their registration pursuant to the Registration Statement.

      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

      Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable and that the Company Shares will be validly issued, fully paid and non-assessable upon payment therefore in accordance with the applicable placement agency agreement approved by the Company's Board of Directors.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

      Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware, including the case law of the State of Delaware, without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

      The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. The opinion expressed herein may also be relied upon by those investing in or purchasing the Shares.

      We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

                                                     Very truly yours,


                                                     /s/ Eaton & Van Winkle LLP


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